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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 21, 2000 included in PSS World Medical, Inc.'s Form 10-K for the year ended March 31, 2000 and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP

Arthur Andersen LLP
Jacksonville, Florida
August 22, 2000